QuickLinks -- Click here to rapidly navigate through this document

>As filed with the Securities and Exchange Commission on December 10, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Brooktrout, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2814792 (I.R.S. Employer Identification No.)
250 First Avenue Needham, Massachusetts (Address of Principal Executive Offices)	02494 (Zip Code)

Second Amended and Restated 1992 Stock Purchase Plan
(Full Title of the Plan)

Eric R. Giler
President
Brooktrout, Inc.
250 First Avenue
Needham, Massachusetts 02494
(Name and Address of Agent For Service)

(781) 449-4100
(Telephone Number, Including Area Code, of Agent For Service)

WITH COPIES TO:

Natalie J. Massarotti, Esq. Corporate Counsel and Assistant Clerk Brooktrout, Inc. 250 First Avenue Needham, Massachusetts 02494 (781) 449-4100	Mark L. Johnson, Esq. Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.01 par value per share(1)	200,000 shares	$13.61(3)	$2,722,000(3)	$221.00

(1)
Including the associated Preferred Stock Purchase Rights.

(2)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on December 8, 2003.

STATEMENT OF INCORPORATION BY REFERENCE

        This registration statement on Form S-8 is filed to register the offer and sale of an additional 200,000 shares of the Registrant's common stock, $.01 par value per share, to be issued under the Registrant's Second Amended and Restated 1992 Stock Purchase Plan, as amended on May 10, 2001 and May 14, 2003. This registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-76074, filed by the Registrant on December 28, 2001, relating to the Registrant's 2001 Stock Option and Incentive Plan, Second Amended and Restated 1992 Stock Purchase Plan, and 1999 Stock Incentive Plan, each as amended.

Item 5. Interests of Named Experts and Counsel.

        Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

Number	Description
4.1	Restated Articles of Organization of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000 (File No. 000-20698).
4.2
Articles of Amendment to Restated Articles of Organization of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000 (File No. 000-20698).
4.3
Articles of Amendment to Restated Articles of Organization of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.3 to Amendment No. 2 to the Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2000 filed with the SEC on November 17, 2000 (File No. 000-20698).
4.4
Amended and Restated By-Laws of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.4 to Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 25, 2002 (File No. 000-20698).
4.5
Shareholder Rights Agreement, dated as of September 9, 1998, between Brooktrout, Inc. and State Street Bank and Trust Company, as Rights Agent is hereby incorporated by reference from Exhibit 4.1 to Registration Statement on Form 8-A filed with the SEC on September 14, 1998 (File No. 000-20698).
4.6
Amendment No. 1 to Shareholder Rights Agreement, dated as of September 9, 1998, between Brooktrout, Inc. and State Street Bank and Trust Company, as Rights Agent is hereby incorporated by reference from Exhibit 4.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 25, 2002 (File No. 000-20698).
5	Opinion of Hale and Dorr LLP, counsel to the Registrant, is filed herewith.
23.1	Consent of Hale and Dorr LLP is filed herewith (included in Exhibit 5).
23.2	Independent Auditors' Consent of Deloitte & Touche LLP is filed herewith.
24	Power of attorney is filed herewith (included on the signature pages of this registration statement).
99	Second Amended and Restated 1992 Stock Purchase Plan, dated January 1, 2001, as amended May 10, 2001 and May 14, 2003, is filed herewith.

1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 10th day of December, 2003.

BROOKTROUT, INC.
By:	/s/ ERIC R. GILER Eric R. Giler President

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Brooktrout, Inc. hereby severally constitute and appoint Eric R. Giler, David W. Duehren and Robert C. Leahy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Brooktrout, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 10th day of December, 2003.

Signature	Title

/s/ ERIC R. GILER Eric R. Giler	President and Director (principal executive officer)
/s/ DAVID W. DUEHREN David W. Duehren	Vice President of Research and Development, Clerk and Director
/s/ ROBERT C. LEAHY Robert C. Leahy	Vice President of Finance and Operations, and Treasurer (principal financial and accounting officer)
/s/ ROBERT G. BARRETT Robert G. Barrett	Director
/s/ DAVID L. CHAPMAN David L. Chapman	Director
/s/ W. BROOKE TUNSTALL W. Brooke Tunstall	Director

2

INDEX TO EXHIBITS

Number	Description
4.1	Restated Articles of Organization of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000 (File No. 000-20698).
4.2
Articles of Amendment to Restated Articles of Organization of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000 (File No. 000-20698).
4.3	Articles of Amendment to Restated Articles of Organization of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.3 to Amendment No. 2 to the Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2000 filed with the SEC on November 17, 2000 (File No. 000-20698).
4.4	Amended and Restated By-Laws of Brooktrout, Inc. are hereby incorporated by reference from Exhibit 3.4 to Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 25, 2002 (File No. 000-20698).
4.5	Shareholder Rights Agreement, dated as of September 9, 1998, between Brooktrout, Inc. and State Street Bank and Trust Company, as Rights Agent is hereby incorporated by reference from Exhibit 4.1 to Registration Statement on Form 8-A filed with the SEC on September 14, 1998 (File No. 000-20698).
4.6	Amendment No. 1 to Shareholder Rights Agreement, dated as of September 9, 1998, between Brooktrout, Inc. and State Street Bank and Trust Company, as Rights Agent is hereby incorporated by reference from Exhibit 4.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 25, 2002 (File No. 000-20698).
5	Opinion of Hale and Dorr LLP, counsel to the Registrant, is filed herewith.
23.1	Consent of Hale and Dorr LLP is filed herewith (included in Exhibit 5).
23.2	Independent Auditors' Consent of Deloitte & Touche LLP is filed herewith.
24	Power of attorney is filed herewith (included on the signature pages of this registration statement).
99	Second Amended and Restated 1992 Stock Purchase Plan, dated January 1, 2001, as amended March 28, 2001 and May 14, 2003, is filed herewith.

QuickLinks

STATEMENT OF INCORPORATION BY REFERENCE
  Item 5. Interests of Named Experts and Counsel.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS